Exhibit 10.41
SIXTH AMENDMENT TO LEASE

I.    PARTIES AND DATE.

This Sixth Amendment to Lease (the "Amendment") dated as of May 22, 2014, is by and between THE IRVINE COMPANY LLC, a Delaware limited liability company (“Landlord”), and BROADCOM CORPORATION, a California corporation (“Tenant”).

II. RECITALS.

On December 29, 2004, Landlord and Tenant entered into a lease (the “Original Lease”), which Lease was amended by a First Amendment to Lease dated June 7, 2005, by a Second Amendment to Lease dated April 9, 2007, by a Third Amendment to Lease dated April 9, 2007, by a Fourth Amendment to Lease dated November 19, 2007, and by a Fifth Amendment to Lease dated February 26, 2013 (the “Fifth Amendment”). The Original Lease, as so amended, is referred to herein as the “Lease”, and the Premises leased by Tenant pursuant to, and as more particularly defined in, the Lease is referred to herein as the “Premises”.

By letter dated April 24, 2014, Tenant irrevocably exercised the first of its two (2) options to extend its leasehold interest in the Premises in accordance with the terms and conditions set forth in the Fifth Amendment for the “Initial Extension Period” (as such term is defined in the Fifth Amendment).

Landlord and Tenant each desire to execute this Amendment to confirm the extension of the Term of the Lease for the Initial Extension Period on the terms and conditions herein provided.

III.    MODIFICATIONS.

A. Basic Lease Provisions. The Basic Lease Provisions of the Lease are hereby amended as follows:

1.    Item 5 is hereby deleted in its entirety and substituted therefor shall be the following:

“5. Expiration Date: May 31, 2018 [which may be extended subject to Tenant’s extension rights relating to the Second Floor Extension Period as provided in Section 3.4 of the Lease]”

2.    Item 6 of the Lease is hereby amended by adding the following as additional paragraph of the rent schedule:

“Basic Rent for the entire Premises:

Commencing on June 1, 2017, the Basic Rent shall be One Million Eight Hundred Fifty One Thousand Seventy-Six Dollars and Eighty Cents ($1,851,076.80) per month, based on $2.70 per rentable square foot.”

IV.    GENERAL.

A. Effect of Amendment. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment. In the event of any inconsistency between the terms of the Lease and the terms of this Amendment, the latter shall prevail.

B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in "III. MODIFICATIONS" above and can be changed only by a writing signed by Landlord and Tenant.

C. Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

D. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, Tenant represents that each individual executing this Amendment for the corporation or partnership is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

V.    EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in "I. PARTIES AND DATE." above.

LANDLORD:                        TENANT:

THE IRVINE COMPANY LLC                BROADCOM CORPORATION
a Delaware limited liability company            a California corporation

By /s/ Steven M. Case             By _/s/ Scott McGregor_______
Steven M. Case                      Name: Scott McGregor
Executive Vice President                  Title: President and
Office Properties                            Chief Executive Officer

By /s/ Michael T. Bennett             By _/s/ Eric Brandt_____________
Michael T. Bennett                     Name: Eric Brandt
Senior Vice President, Operations             Title: Executive Vice President
Office Properties                         and Chief Financial Officer
Office Properties